                                                                     Exhibit 4.4

                               FACE OF SECURITY
                               ----------------

          THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT
(A) THIS SECURITY AND ANY SECURITY INTO WHICH SUCH SECURITY IS EXCHANGEABLE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT,
(iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (v) TO THE COMPANY, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OF PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATION REFERRED TO BELOW.


Certificate Number                              Number of Shares of Exchangeable
P-1                                                              Preferred Stock
                                                                          50,000

                                                          CUSIP NO.:  90130P 207


                    13 3/4% Senior Cumulative Exchangeable
                    --------------------------------------
                           Preferred Stock Due 2010
                           ------------------------
      (Par Value $0.01) (Initial Liquidation Preference $1,000 per share)
      -------------------------------------------------------------------

                                      of
                                      --

                       21st Century Telecom Group, Inc.
                       --------------------------------

          21st Century Telecom Group, Inc., an Illinois corporation (the "Company"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of fully paid and non-assessable preferred securities of the Company designated the 13 3/4 % Senior Cumulative Exchangeable Preferred Stock Due 2010 ($.01) (liquidation preference $1,000 per share) (the "Exchangeable Preferred Stock"). The shares of Exchangeable Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Exchangeable Preferred Stock represented hereby shall in all respects be subject to the provisions of the Articles of Incorporation as amended by Articles of Amendment as in effect on February 9, 1998, as the same may be amended from time to time (the "Articles of Incorporation"). Capitalized terms used herein but not defined shall have the meaning given them in the Articles of Incorporation. The Company will provide a copy of the Articles of Incorporation to a Holder without charge upon written request to the Company at its principal place of business.

          Reference is hereby made to select provisions of the Exchangeable Preferred Stock set forth on the reverse hereof, and to the Articles of Incorporation, which select provisions and the Articles of Incorporation shall for all purposes have the same effect as if set forth at this place.

          Upon receipt of this certificate, the Holder is bound by the Articles of Incorporation and is entitled to the benefits thereunder.

          Unless the Transfer Agent's Certificate of Authentication hereon has been properly executed, these shares of Exchangeable Preferred Stock shall not be entitled to any benefit under the Articles of Incorporation or be valid or obligatory for any purpose.

           IN WITNESS WHEREOF, the Company has executed this certificate this 9th day of February, 1998.

                                               21ST CENTURY TELECOM GROUP, INC.


                                               By:
                                                   Name:  Glenn Milligan
                                                   Title:  President & Chief

[Seal]
                                               By:
                                                   Name:  Charles E. Kaegi
                                                   Title:  Secretary

                TRANSFER AGENT'S CERTIFICATE OF AUTHENTICATION

     This is one of the Exchangeable Preferred Stock referred to in the within mentioned Articles of Incorporation.

Dated:  February 9, 1998

                                   BOSTON EQUISERVE TRUST COMPANY, N.A.
                                      as Transfer Agent,

                                   By:
                                       ----------------------

                                       Authorized Signatory

                              REVERSE OF SECURITY

          Dividends on each share of Exchangeable Preferred Stock shall accrue at a rate per annum set forth in the face hereof or as provided in the Articles of Incorporation. The dividend rate is subject to increase in the event of a Registration Default, as defined in the Registration Rights Agreement. In addition, prior to February 15, 2003, dividends can be paid at the option of the Company, in shares of Exchangeable Preferred Stock.

          The shares of Exchangeable Preferred Stock shall be redeemable as provided in the Articles of Incorporation. The shares of Exchangeable Preferred Stock shall be exchangeable into the Company's 13 3/4 % Subordinated Exchange Debentures Due 2010 in the manner and according to the terms set forth in the Articles of Incorporation.

          As required under Illinois law, the Company shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Company so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the class and series of shares of the Company.

                                ASSIGNMENT FORM

          FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Exchangeable Preferred Stock evidenced hereby to:

-----------------------------------------------------------
(INSERT ASSIGNEE'S SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

-----------------------------------------------------------
(INSERT ADDRESS AND ZIP CODE OF ASSIGNEE)

and irrevocably appoints: Boston EquiServe Trust Company, N.A., M-S 45-02-62, 1500 Royall Street, Canton, MA 02021, agent to transfer the shares of Exchangeable Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date:

Signature:

     -------------------------------------------------------------
     SIGN EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE OF THIS EXCHANGEABLE PREFERRED STOCK CERTIFICATE.)

     Signature Guarantee: /1/

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW


     (1)    [_]    to the Company; or



--------------------------

/1/ (Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

(2)    [_]    pursuant to an effective registration under the Securities Act of
              1933; or

(3)    [_]    inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or


(4)    [_]    outside the United States in offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)    [_]    pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.


Unless one of the boxes is checked, the Transfer Agent will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or
                                          --------  -------
(5) is checked, the Transfer Agent may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                                         ----------------------------
                                         Signature

Signature Guarantee:


---------------------                    ----------------------------
(Signature must be guaranteed by a       Signature
Signature member firm of the New York
Stock Exchange or a commercial bank
or trust company)

--------------------------------------------------------------------------------

             TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
      ----------------------        ---------------------------------
                                    NOTICE:    To be executed by an
                                               executive officer